CERTIFIED COPY
Of a Document filed with the Province of British Columbia Registrar of Companies

CAROL PREST

Notice of Articles

BUSINESS CORPORATIONS ACT

This Notice of Articles was issued by the Registrar on: March 2, 2022 12:01 AM Pacific Time

Incorporation Number: **BC1350847**

Recognition Date and Time: March 2, 2022 12:01 AM Pacific Time as a result of an Amalgamation

NOTICE OF ARTICLES

Name of Company:

PLANET 13 HOLDINGS INC.

REGISTERED OFFICE INFORMATION

Mailing Address:
10TH FLOOR, 595 HOWE ST
VANCOUVER BC V6C 2T5
CANADA

Delivery Address:
10TH FLOOR, 595 HOWE ST
VANCOUVER BC V6C 2T5
CANADA

RECORDS OFFICE INFORMATION

Mailing Address:
10TH FLOOR, 595 HOWE ST
VANCOUVER BC V6C 2T5
CANADA

Delivery Address:
10TH FLOOR, 595 HOWE ST
VANCOUVER BC V6C 2T5
CANADA

DIRECTOR INFORMATION

Last Name, First Name, Middle Name:
SCHEFFLER, LARRY

Mailing Address:	Delivery Address:
2548 WEST DESERT INN ROAD LAS VEGAS NV 89109 UNITED STATES	2548 WEST DESERT INN ROAD LAS VEGAS NV 89109 UNITED STATES

Last Name, First Name, Middle Name:
HARMAN, MICHAEL

Mailing Address:	Delivery Address:
2548 WEST DESERT INN ROAD LAS VEGAS NV 89109 UNITED STATES	2548 WEST DESERT INN ROAD LAS VEGAS NV 89109 UNITED STATES

Last Name, First Name, Middle Name:
O'Neal, Adrienne

Mailing Address:	Delivery Address:
2548 WEST DESERT INN ROAD LAS VEGAS NV 89109 UNITED STATES	2548 WEST DESERT INN ROAD LAS VEGAS NV 89109 UNITED STATES

Last Name, First Name, Middle Name:
GROESBECK, ROBERT

Mailing Address:	Delivery Address:
2548 WEST DESERT INN ROAD LAS VEGAS NV 89109 UNITED STATES	2548 WEST DESERT INN ROAD LAS VEGAS NV 89109 UNITED STATES

AUTHORIZED SHARE STRUCTURE

1.	No Maximum	Common Shares	Without Par Value With Special Rights or Restrictions attached
2.	No Maximum	Class A Restricted Voting Shares	Without Par Value With Special Rights or Restrictions attached